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                                     EXHIBIT 5.1

                             Opinion of Reitner & Stuart





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                           [Letterhead of Reitner & Stuart]


Board of Directors
Americorp
304 E. Main Street
Ventura, CA 93001

          RE:  Registration Statement on Form S-4

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") being filed by Americorp (the "Company") with the Securities & Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock, (the "Common Stock"), issuable pursuant to the merger of Channel Islands Bank with and into the Company's subsidiary, American Commercial Bank (the "Merger").

     In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that the shares of Common Stock subject to the Registration Statement are issued pursuant to and in accordance with the terms of the Merger, upon which assumptions the following opinions are expressly conditioned, it is our opinion that the shares of Common Stock that are the subject of the Registration Statement will, when issued and sold in accordance with the terms of the Merger, be validly issued, fully paid and non-assessable.

     This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

     This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading "Legal Matters" therein and in any prospectus delivered pursuant to the Merger.

                              Respectfully submitted,

                              /s/ Reitner & Stuart

                              REITNER & STUART